UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 30, 2013

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of the Current Report on Form 8-K, the information required to be disclosed in this Item 3.02 concerning the grant of stock options to O’Connell Benjamin is incorporated herein by reference from Item 5.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013, Authentidate Holding Corp. (the “Company”) entered into a new employment agreement with O’Connell Benjamin, its Chief Executive Officer and President. The following is a summary description of the terms of employment agreed upon by the Company and Mr. Benjamin:

The employment agreement is effective as of September 30, 2013 and expires September 30, 2014, unless sooner terminated as provided therein. Under the employment agreement, Mr. Benjamin’s base salary is $290,000 per annum; provided, however, from the commencement date of this employment agreement until the first to occur of (i) January 15, 2014 or (ii) such time as the Company achieves cashflow breakeven for two consecutive fiscal quarters, 30% of such base salary shall be paid in equity-based awards granted pursuant to that certain Compensation Modification Agreement dated as of January 15, 2013 (the “Modification Agreement”). Further, in the event that the Company does not achieve cashflow breakeven for two consecutive fiscal quarters prior to January 15, 2014, as contemplated by the Modification Agreement, then the reduction in base salary pursuant to the Modification Agreement shall continue through the first to occur of either (i) such time as the Company achieves cashflow breakeven for two consecutive fiscal quarters or (ii) the termination date under the new employment agreement; provided, however, that the amount of the continuing salary reduction shall be adjusted to be 15% of base salary.

The employment agreement provides for cash-based bonus awards to be granted if the Company achieves certain performance goals. Mr. Benjamin will receive a bonus of up to $75,000 in cash if the Company achieves cashflow breakeven. If the Company achieves cashflow breakeven by the end of the fiscal quarter ending March 31, 2014, the bonus amount is $75,000. However, if the Company does not achieve cashflow breakeven until the end of the fiscal year ending June 30, 2014, then the bonus potential is $50,000. In addition, Mr. Benjamin shall receive a one-time bonus of $150,000 if the Company’s common stock has a closing price at or above $5.00 for 15 consecutive trading days during the Company’s fiscal year ending June 30, 2014. In addition, Mr. Benjamin shall be eligible for additional bonuses in the discretion of the Management Resources and Compensation Committee.

Under the agreement, Mr. Benjamin was also granted options to purchase a maximum of 600,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the common stock on the date of execution of the employment agreement, as determined in accordance with the Company’s 2011 Omnibus Equity Incentive Plan. Of the options awarded, options to purchase 300,000 shares are subject to time-based vesting conditions and 300,000 are subject to performance-based vesting requirements. The options, to the extent they are vested, are exercisable for a term of ten years.

The options which are subject to time-based vesting conditions shall vest as follows: (i) 100,000 options vest on the commencement date of this employment agreement and (ii) provided that he remains an employee of the Company, an additional 100,000 shares covered by the time-based options shall vest on each of the one year and two year anniversaries of the commencement date of this employment agreement. The remaining 300,000 options are subject to the following performance-based vesting targets: (i) 150,000 of the performance options will vest in the event that the Company (or a subsidiary) executes firm sales contracts resulting in the sale, prior to end of the fiscal year ending June 30, 2014, of at least 8,000 units of the Company’s telehealth products and (ii) a maximum of 150,000 of the performance options will vest in the event that the Company achieves cashflow breakeven prior to the close of the fiscal year ending June 30, 2014 (provided, that if the Company does not achieve cashflow breakeven by the close of the fiscal quarter ending March 31, 2014, then the vesting potential is reduced to 100,000 options).

In the event of the termination of employment by the Company without “cause” or by Mr. Benjamin for “good reason,” as those terms are defined in the employment agreement, or in the event Mr. Benjamin’s employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months of base salary;

(b) continued participation in the Company’s health and welfare plans until the later of the expiration date of the agreement or the end of the month of the one-year anniversary of the termination of his employment; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event the Company decides not to renew the agreement or if the Company and Mr. Benjamin are unable to reach agreement on the terms of a new agreement prior to the expiration date, Mr. Benjamin will be entitled to the severance payment and other benefits described above. In addition, in the event of a “Change in Control” of the Company, as defined in the employment agreement, Mr. Benjamin would have the right to terminate his employment for any reason within a limited period of time following the change of control and such termination would be deemed for “good reason”.

In the event of the termination of Mr. Benjamin’s employment by the Company without “cause”, or by him for “good reason”, or if upon the expiration of the employment agreement Mr. Benjamin’s employment is not renewed, then subject to certain limitations concerning the performance options, the conditions to the vesting of any outstanding equity incentive awards granted to him shall be deemed void and all such awards shall be immediately and fully vested and exercisable. If Mr. Benjamin’s employment is terminated by the Company for “cause” or by him without “good reason,” then he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation. The employment agreement contains confidentiality obligations that survive termination and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Benjamin’s employment.

The foregoing summary of the employment agreement is qualified in its entirety by reference to the full text of such agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Authentidate Holding Corp. and O’Connell Benjamin

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	Chief Executive Officer and President

Date: October 2, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Authentidate Holding Corp. and O’Connell Benjamin

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